EXHIBIT 11 (a)

                                CONSENT OF JORDEN BURT BERENSON & JOHNSON LLP
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                                          February 11, 1997




Maxim Series Fund, Inc.
8515 East Orchard Road
Englewood, Colorado  80111

Ladies and Gentlemen:

         We consent to the use of our name under the caption "Legal Counsel" in the Prospectus contained in Post-Effective Amendment No. 49 to the Registration Statement on Form N-1A (File No. 2-75503) filed by Maxim Series Fund, Inc. with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.

                                          Very truly yours,

                                          /s/ Jorden Burt Berenson & Johnson LLP

                                          JORDEN BURT BERENSON & JOHNSON LLP